UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2024

Fortress Credit Realty Income Trust
(Exact name of registrant as specified in its charter)

Maryland	000-56685	99-3367363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas New York, NY	10105
(Address of principal executive offices)	(Zip Code)

(212) 798-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

October 31, 2024 NAV Per Share

On November 14, 2024, Fortress Credit Realty Income Trust (the “Company” or “we”) reported the net asset value (“NAV”) per share for each class of common shares of the Company as of October 31, 2024, which is set forth below:

NAV per Share
Class B	$20.0622
Class I	$20.0728
Class E	$20.0738

Net Asset Value

A detailed calculation of the NAV per share is set forth below. We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of trustees. Our total NAV presented in the following tables includes the NAV of our outstanding classes of common shares, which includes Class B, Class R, Class S, Class D, Class I and Class E common shares. The following table provides a breakdown of the major components of our NAV as of October 31, 2024 (amounts in thousands):

Components of NAV	Amount
Commercial real estate loan investments	$80,657
Investments in real estate-related assets	16,066
Cash and cash equivalents	86,579
Restricted cash	9,458
Other assets	2,964
Secured debt arrangements	(57,258)
Subscriptions received in advance	(8,261)
Other liabilities	(3,169)
Non-controlling interests	(1,312)
Net Asset Value	$125,724
Number of outstanding shares	6,266

The following table provides a breakdown of our total NAV and NAV per share by class as of October 31, 2024 (amounts in thousands, except per share data):

	Monthly NAV	Number of outstanding shares	NAV per Share as of October 31, 2024
Class B	$107,612	5,364	$20.0622
Class R	—	—	—
Class S	—	—	—
Class D	—	—	—
Class I	$5,119	255	$20.0728
Class E	$12,993	647	$20.0738
Total	$125,724	6,266

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2024

Fortress Credit Realty Income Trust

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer